                                                                       Exhibit N

                         Consent of Independent Auditors

The Board of Directors
GE Capital Life Assurance Company of New York
   and
Policy Owners
GE Capital Life Separate Account III:

We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the Statement of Additional Information.

Our report on the financial statements of GE Capital Life Assurance Company of New York dated February 6, 2004 refers to a change in accounting for goodwill and other intangible assets in 2002.


                                            /s/ KPMG LLP


Richmond, Virginia
April 22, 2004